Target Market

- 5.5 to 6 million U.S. women called back after Pap test for follow up
- Company sales force in U.S.
- About 30,000 potential U.S. GYN and institutional sales sites
- Key International Markets
  - EU, China, Korea, India, Brazil
- Country or regional distributor in ROW
- Next generation targets Pap replacement

Guided Therapeutics